As filed with the Securities and Exchange Commission on December 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIMECAST LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Peter Bauer

Chief Executive Officer

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom

(Address of Principal Executive Offices)

Mimecast Limited 2007 Key Employee Share Option Plan

Mimecast Limited 2010 EMI Share Option Scheme

Mimecast Limited Approved Share Option Plan

Mimecast Limited 2015 Share Option and Incentive Plan

Mimecast Limited 2015 Employee Share Purchase Plan

(Full Title of the Plans)

Mimecast North America, Inc.

480 Pleasant Street

Watertown, MA 02472

Attention: Peter Campbell

(Name and Address of Agent For Service)

+1 781 996 5340

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark J. Macenka, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 Tel: (617) 570-1000	Peter Bauer Chief Executive Officer CityPoint, One Ropemaker Street, Moorgate London EC2Y 9AW United Kingdom +44 0207 847 8700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Mimecast Limited 2007 Key Employee Share Option Plan (ordinary shares issuable pursuant to outstanding options)	Ordinary Shares	967,135(2)	$0.51(3)	$493,239	$49.67
Mimecast Limited 2010 EMI Share Option Scheme (ordinary shares issuable pursuant to outstanding options)	Ordinary Shares	4,151,282(4)	$4.28(5)	$17,767,487	$1,789.19
Mimecast Limited Approved Share Option Plan (ordinary shares issuable pursuant to outstanding options)	Ordinary Shares	957,237(6)	$2.36(7)	$2,259,080	$227.49
Mimecast Limited 2015 Share Option and Incentive Plan (unallocated ordinary shares reserved for issuance)	Ordinary Shares	5,500,000 (8)	$9.41(9)	$51,755,000	$5,211.73
Mimecast Limited 2015 Employee Share Purchase Plan (unallocated ordinary shares reserved for issuance)	Ordinary Shares	1,100,000 (10)	$9.41(9)	$10,351,000	$1,042.35
TOTAL		12,675,654	—	$82,625,806	$8,320.43

(1)	This Registration Statement on Form S-8 covers (i) ordinary shares, nominal value $0.012 per share, of Mimecast Limited, issuable pursuant to the Mimecast Limited 2007 Key Employee Share Option Plan, the Mimecast Limited 2010 EMI Share Option Scheme, the Mimecast Limited Approved Share Option Plan, the Mimecast Limited 2015 Share Option and Incentive Plan and the Mimecast Limited 2015 Employee Share Purchase Plan and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall be deemed to cover any additional securities that may from time to time be issuable under such plans resulting from forward or reverse share splits, share dividends, bonus share issuances or similar transactions.
(2)	Represents ordinary shares issuable upon the exercise of outstanding options under the Mimecast Limited 2007 Key Employee Share Option Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $0.51, the weighted average exercise price of the shares subject to outstanding share option grants under the Mimecast Limited 2007 Key Employee Share Option Plan.
(4)	Represents ordinary shares issuable upon the exercise of outstanding options under the Mimecast Limited 2010 EMI Share Option Scheme.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $4.28, the weighted average exercise price of the shares subject to outstanding share option grants under the Mimecast Limited 2010 EMI Share Option Scheme.
(6)	Represents ordinary shares issuable upon the exercise of outstanding options under the Mimecast Limited Approved Share Option Plan.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.36, the weighted average exercise price of the shares subject to outstanding share option grants under the Mimecast Limited Approved Share Option Plan.
(8)	Represents ordinary shares available for future issuance under the Mimecast Limited 2015 Share Option and Incentive Plan.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s ordinary shares as reported on the Nasdaq Global Select Market on December 4, 2015.
(10)	Represents ordinary shares available for future issuance under the Mimecast Limited 2015 Employee Share Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed with the SEC:

(a)	The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on November 19, 2015, relating to the registration statement on Form F-1, as amended (Registration No. 333-207454), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-37637), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 16, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Articles of Association includes provisions that indemnify, to the fullest extent allowable under Jersey law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. However, exculpation does not apply if the directors acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. The Registrant will also be expressly authorized to advance certain reasonable expenses (including attorneys’ fees and disbursements and court costs) to its directors and officers and to carry directors’ and officers’ insurance to protect the Registrant, its directors, officers and certain employees for some liabilities.

The Registrant believes that the limitation of liability and indemnification provisions in its Articles of Association and the indemnification agreements will facilitate its ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on December 8, 2015.

MIMECAST LIMITED

By:	/s/ Peter Bauer
Name:	Peter Bauer
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mimecast Limited, hereby severally constitute and appoint Peter Bauer and Peter Campbell, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as indicated below to enable Mimecast Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Bauer Peter Bauer	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2015

/s/ Peter Campbell Peter Campbell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2015

/s/ Neil Murray Neil Murray	Director	December 8, 2015

/s/ Christopher FitzGerald Christopher FitzGerald	Director	December 8, 2015

/s/ Norman Fiore Norman Fiore	Director	December 8, 2015

/s/ Jeffrey Lieberman Jeffrey Lieberman	Director	December 8, 2015

/s/ Bernard Dallé Bernard Dallé	Director	December 8, 2015

/s/ Hagi Schwartz Hagi Schwartz	Director	December 8, 2015

MIMECAST NORTH AMERICA, INC.

Authorized U.S. Representative

By:	/s/ Peter Campbell
Name:	Peter Campbell
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Number	Description	Notes

4.1	Articles of Association	Incorporated by reference to Exhibit No. 3.2 to the registration statement on Form F-1 (File No. 333-207454)

5.1	Opinion of Mourant Ozannes, Jersey legal counsel of the Registrant	Filed herewith

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Mourant Ozannes (included in Exhibit No. 5.1)	—

24.1	Power of attorney (included on the signature pages of this registration statement)	—

99.1	Mimecast Limited 2007 Key Employee Share Option Plan	Incorporated by reference to Exhibit No. 10.6 to the registration statement on Form F-1 (File No. 333-207454)

99.2	Mimecast Limited 2010 EMI Share Option Scheme	Incorporated by reference to Exhibit No. 10.7 to the registration statement on Form F-1 (File No. 333-207454)

99.3	Mimecast Limited Approved Share Option Plan	Incorporated by reference to Exhibit No. 10.8 to the registration statement on Form F-1 (File No. 333-207454)

99.4	Mimecast Limited 2015 Share Option and Incentive Plan	Incorporated by reference to Exhibit No. 10.9 to the registration statement on Form F-1 (File No. 333-207454)

99.5	Mimecast Limited 2015 Employee Share Purchase Plan	Incorporated by reference to Exhibit No. 10.10 to the registration statement on Form F-1 (File No. 333-207454)